Exhibit 99.1

Investor Relations Contact:
Isabell Novakov
214-252-4029
inovakov@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for First Quarter 2018

DALLAS — (BUSINESS WIRE) April 26, 2018 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the first quarter of 2018. Hilltop produced income of $24.4 million, or $0.25 per diluted share, for the first quarter of 2018, compared to $26.4 million, or $0.27 per diluted share, for the first quarter of 2017.

On February 14, 2018, Hilltop announced that it had entered into a definitive agreement to acquire privately-held, Houston-based The Bank of River Oaks (“BORO”) in an all-cash transaction. Under the terms of the definitive agreement, Hilltop has agreed to pay cash in the aggregate amount of $85 million to the shareholders and option holders of BORO. As of December 31, 2018, BORO had unaudited total assets, gross loans and deposits of approximately $454 million, $344 million and $406 million, respectively. The transaction is subject to customary closing conditions, including regulatory approvals and approval by shareholders of BORO, and is expected to close during the third quarter of 2018.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.07 per common share, payable on May 31, 2018, to all common stockholders of record as of the close of business on May 15, 2018.  Additionally,  pursuant to the stock repurchase program authorized by the Hilltop Board of Directors in January 2018, Hilltop paid $1.7 million to repurchase 68,307 shares at an average price of $24.94 during the first quarter of 2018. These shares were returned to the pool of authorized but unissued shares of common stock.

Jeremy Ford, Co-CEO of Hilltop, said, “Our diversified business model with PlainsCapital Bank as the cornerstone continued to demonstrate its resilience, as the bank generated strong earnings and the broker-dealer’s clearing and retail businesses benefited from higher short-term rates, while our mortgage-related businesses endured a challenging environment. We are excited about the pending acquisition of The Bank of River Oaks and accelerating our efforts in the robust Houston market, as we remain focused on building our core banking franchise across Texas.”

Alan White, Co-CEO of Hilltop, added, “Our markets are increasingly competitive, so our teams are focused on growing revenue by providing best-in-class service to our valued customers. PlainsCapital Bank had a positive first quarter, generating solid net interest income growth while maintaining very strong credit quality. National Lloyds’ earnings were driven by lower storm losses. HilltopSecurities’ fixed income portfolio was adversely impacted by volatility in long-term rates, and PrimeLending experienced tighter gain on sale margins.”

First Quarter 2018 Highlights for Hilltop:

•

Hilltop’s annualized return on average assets and return on average equity for the first quarter of 2018 were 0.77% and 5.19%, respectively, compared to 0.88% and 5.73%, respectively, for the first quarter of 2017;

•	Hilltop’s total assets were $13.3 billion at March 31, 2018, compared to $13.4 billion at December 31, 2017;
•	Hilltop’s common equity increased by $10.9 million from December 31, 2017 to $1.9 billion at March 31, 2018;
•

Non-covered loans[1] held for investment, net of allowance for loan losses, decreased by 0.4% to $5.6 billion and covered loans[2], net of allowance for loan losses, decreased by 6.5% to $167.8 million at March 31, 2018 compared to December 31, 2017;

•

Non-covered non-performing loans  decreased to $39.4 million, or 0.52% of total non-covered loans, at March 31, 2018, compared to $40.5 million, or 0.51% of total non-covered loans, at December 31, 2017;

•	Energy classified and criticized loans were $28.5 million at March 31, 2018, a slight decrease from $28.6 million at December 31, 2017;
•	Loans held for sale decreased by 17.8% from December 31, 2017 to $1.4 billion at March 31, 2018;
•	Total deposits were $8.0 billion at both March 31, 2018 and December 31, 2017;
•	Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio[3] of 13.26% and a Common Equity Tier 1 Capital Ratio of 18.60% at March 31, 2018;

•	Hilltop’s net interest margin[4] decreased to 3.52% for the first quarter of 2018, compared to 3.57% in the fourth quarter of 2017;
•	The provision (recovery) for loan losses was ($1.8) million during the first quarter of 2018, compared to $5.5 million in the fourth quarter of 2017;
•	For the first quarter of 2018, noninterest income was $235.1 million, compared to $271.4 million in the first quarter of 2017, a 13.4% decrease; and
•	For the first quarter of 2018, noninterest expense was $308.2 million, compared to $320.5 million in the first quarter of 2017, a 3.8% decrease; and
•

The Company’s effective tax rate decreased to 23.3% during the first quarter of 2018, compared to 36.4% during the first quarter of 2017, primarily due to the enactment of the Tax Cuts and Jobs Act of 2017 (“Tax Legislation”).

1   “Non-covered loans” exclude broker-dealer margin loans.

2 “Covered loans” refer to loans acquired in the FNB Transaction that are subject to loss-share agreements with the FDIC.

3   Based on the end of period Tier 1 capital divided by total average assets during  2018, excluding goodwill and intangible assets.

4   Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	March 31,	December 31,	September 30,	June 30,	March 31,
(in 000's)	2018	2017	2017	2017	2017
Cash and due from banks	$470,127	$486,977	$354,569	$405,938	$545,928
Federal funds sold	400	405	400	388	24,404
Securities purchased under agreements to resell	244,978	186,537	134,654	125,188	113,228
Assets segregated for regulatory purposes	198,170	186,578	207,336	167,565	166,395
Securities:
Trading, at fair value	756,151	730,685	676,411	471,485	373,300
Available for sale debt, at fair value	806,583	744,319	765,542	763,206	755,546
Held to maturity debt, at amortized cost	356,452	355,849	347,048	339,344	317,094
Equity, at fair value	20,876	21,241	20,983	20,503	20,263
	1,940,062	1,852,094	1,809,984	1,594,538	1,466,203
Loans held for sale	1,409,634	1,715,357	1,939,321	2,000,257	1,329,493
Non-covered loans, net of unearned income	6,216,809	6,273,669	6,148,813	6,118,211	5,783,853
Allowance for non-covered loan losses	(60,371)	(60,957)	(58,779)	(59,208)	(55,157)
Non-covered loans, net	6,156,438	6,212,712	6,090,034	6,059,003	5,728,696

Covered loans, net of allowance for covered loan losses	167,781	179,400	188,269	205,877	234,681
Broker-dealer and clearing organization receivables	1,660,720	1,464,378	1,672,123	1,552,525	1,574,031
Premises and equipment, net	173,637	177,577	176,281	183,994	184,091
FDIC indemnification asset	25,458	29,340	33,143	40,304	47,940
Covered other real estate owned	35,777	36,744	40,343	42,304	45,374
Other assets	576,567	549,447	596,095	618,368	583,554
Goodwill	251,808	251,808	251,808	251,808	251,808
Other intangible assets, net	34,569	36,432	38,440	40,516	42,601
Total assets	$13,346,126	$13,365,786	$13,532,800	$13,288,573	$12,338,427

Deposits:
Non-interest bearing	$2,565,825	$2,411,849	$2,279,633	$2,251,208	$2,272,905
Interest bearing	5,393,897	5,566,270	5,383,814	5,323,414	5,056,957
Total deposits	7,959,722	7,978,119	7,663,447	7,574,622	7,329,862
Broker-dealer and clearing organization payables	1,504,172	1,287,563	1,517,698	1,395,314	1,437,548
Short-term borrowings	1,064,325	1,206,424	1,477,201	1,515,069	753,777
Securities sold, not yet purchased, at fair value	255,551	232,821	173,509	149,869	144,193
Notes payable	202,700	208,809	300,196	300,283	324,701
Junior subordinated debentures	67,012	67,012	67,012	67,012	67,012
Other liabilities	367,188	470,231	424,381	393,351	392,025
Total liabilities	11,420,670	11,450,979	11,623,444	11,395,520	10,449,118

Common stock	960	960	959	963	984
Additional paid-in capital	1,526,867	1,526,369	1,525,169	1,529,903	1,570,329
Accumulated other comprehensive income (loss)	(9,698)	(394)	2,585	2,112	897
Retained earnings	404,260	384,545	376,873	356,564	313,197
Deferred compensation employee stock trust, net	857	848	840	845	893
Employee stock trust	(254)	(247)	(241)	(248)	(300)
Total Hilltop stockholders' equity	1,922,992	1,912,081	1,906,185	1,890,139	1,886,000
Noncontrolling interests	2,464	2,726	3,171	2,914	3,309
Total stockholders' equity	1,925,456	1,914,807	1,909,356	1,893,053	1,889,309
Total liabilities & stockholders' equity	$13,346,126	$13,365,786	$13,532,800	$13,288,573	$12,338,427

	Three Months Ended
Consolidated Income Statements	March 31,	December 31,	September 30,	June 30,	March 31,
(in 000's, except per share data)	2018	2017	2017	2017	2017
Interest income:
Loans, including fees	$99,944	$105,658	$102,546	$113,793	$89,991
Securities borrowed	16,300	11,994	11,404	9,597	8,053
Securities:
Taxable	10,953	10,824	10,214	8,833	6,600
Tax-exempt	1,772	1,717	1,471	1,375	1,244
Other	4,391	3,472	3,309	2,708	2,353
Total interest income	133,360	133,665	128,944	136,306	108,241

Interest expense:
Deposits	8,675	7,700	6,841	5,464	4,690
Securities loaned	13,739	9,581	8,935	7,481	6,340
Short-term borrowings	4,043	4,118	4,567	3,648	1,418
Notes payable	2,497	2,611	2,680	2,826	2,814
Junior subordinated debentures	822	787	774	744	711
Other	164	176	167	167	168
Total interest expense	29,940	24,973	23,964	20,330	16,141

Net interest income	103,420	108,692	104,980	115,976	92,100
Provision (recovery) for loan losses	(1,807)	5,453	1,260	5,853	1,705
Net interest income after provision (recovery) for loan losses	105,227	103,239	103,720	110,123	90,395

Noninterest income:
Net gains from sale of loans and other mortgage production income	105,767	122,132	138,498	153,688	124,150
Mortgage loan origination fees	20,626	23,156	25,256	25,976	19,556
Securities commissions and fees	39,383	40,868	38,735	37,804	39,057
Investment and securities advisory fees and commissions	17,625	36,561	25,620	25,537	22,202
Net insurance premiums earned	34,315	35,645	34,493	36,020	36,140
Other	17,427	32,094	35,875	65,667	30,334
Total noninterest income	235,143	290,456	298,477	344,692	271,439

Noninterest expense:
Employees' compensation and benefits	182,600	205,642	209,747	214,719	186,886
Occupancy and equipment, net	27,830	29,658	29,073	27,919	27,293
Professional services	24,704	24,220	25,560	26,696	25,045
Loss and loss adjustment expenses	15,532	8,583	31,234	33,184	21,700
Other	57,536	60,567	58,228	63,733	59,568
Total noninterest expense	308,202	328,670	353,842	366,251	320,492

Income before income taxes	32,168	65,025	48,355	88,564	41,342
Income tax expense	7,488	51,350	18,003	25,754	15,035
Net income	24,680	13,675	30,352	62,810	26,307
Less: Net income (loss) attributable to noncontrolling interest	239	247	146	334	(127)
Income attributable to Hilltop	$24,441	$13,428	$30,206	$62,476	$26,434

Earnings per common share:
Basic	$0.25	$0.14	$0.31	$0.64	$0.27
Diluted	$0.25	$0.14	$0.31	$0.63	$0.27

Cash dividends declared per common share	$0.07	$0.06	$0.06	$0.06	$0.06

Weighted average shares outstanding:
Basic	95,985	95,903	96,096	98,154	98,441
Diluted	96,146	96,080	96,306	98,414	98,757

	Three Months Ended March 31, 2018
Segment Results			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$86,638	$12,550	$941	$787	$(2,091)	$4,595	$103,420
Provision (recovery) for loan losses	(1,531)	(276)	—	—	—	—	(1,807)
Noninterest income	10,180	68,547	127,102	35,018	(712)	(4,992)	235,143
Noninterest expense	59,370	77,776	130,704	31,013	9,403	(64)	308,202
Income (loss) before income taxes	$38,979	$3,597	$(2,661)	$4,792	$(12,206)	$(333)	$32,168

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Selected Financial Data	2018	2017	2017	2017	2017

Hilltop Consolidated:
Return on average stockholders' equity (1)	5.19%	2.78%	6.32%	13.24%	5.73%
Return on average assets (1)	0.77%	0.41%	0.90%	1.94%	0.88%
Net interest margin (2) (3)	3.52%	3.57%	3.44%	3.98%	3.47%
Net interest margin (taxable equivalent) (3) (4):
As reported	3.53%	3.59%	3.46%	3.99%	3.49%
Impact of purchase accounting	36 bps	43 bps	37 bps	82 bps	49 bps
Book value per common share ($)	20.02	19.92	19.88	19.62	19.17
Shares outstanding, end of period (000's)	96,048	95,982	95,904	96,333	98,407
Dividend payout ratio (1) (5)	27.49%	42.86%	19.09%	9.43%	22.30%

Banking Segment:
Net interest margin (2)	4.15%	4.23%	4.03%	4.80%	4.21%
Net interest margin (taxable equivalent) (4):
As reported	4.16%	4.24%	4.05%	4.81%	4.23%
Impact of purchase accounting	51 bps	60 bps	51 bps	112 bps	67 bps
Accretion of discount on loans ($000's)	9,867	12,642	10,541	23,164	12,098
Non-covered net charge-offs (recoveries) ($000's)	(1,312)	4,635	908	842	238
Return on average assets (1)	1.31%	-0.08%	0.94%	1.63%	0.94%
Fee income ratio	10.51%	10.22%	11.33%	19.97%	13.13%
Efficiency ratio	61.32%	60.18%	62.29%	48.96%	64.36%
Employees' compensation and benefits ($000's)	30,811	31,159	30,810	31,790	31,512

Broker-Dealer Segment:
Net revenue (6)	81,097	114,326	103,633	103,159	91,039
Employees' compensation and benefits ($000's)	52,265	70,169	60,365	62,840	57,240
Variable compensation expense ($000's)	39,383	41,239	35,085	36,556	30,808
Compensation as a % of net revenue	64.4%	61.4%	58.2%	60.9%	62.9%
Pre-tax margin	4.44%	16.73%	19.49%	15.33%	10.45%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	2,358,692	2,870,864	3,332,441	3,502,128	2,269,138
Refinancings	601,105	732,129	640,064	555,956	555,193
Total mortgage loan originations - volume	2,959,797	3,602,993	3,972,505	4,058,084	2,824,331
Mortgage loan sales - volume ($000's)	3,185,438	3,791,638	4,002,195	3,385,260	3,275,167
Mortgage servicing rights asset ($000's) (7)	63,957	54,714	47,766	43,580	45,573
Employees' compensation and benefits ($000's)	91,059	96,257	111,133	115,189	89,958
Variable compensation expense ($000's) (8)	46,292	57,434	64,956	69,445	44,841

Insurance Segment:
Loss and LAE ratio	45.3%	24.1%	90.6%	92.1%	60.0%
Expense ratio	39.9%	41.0%	40.4%	39.7%	38.4%
Combined ratio	85.2%	65.1%	131.0%	131.8%	98.4%
Employees' compensation and benefits ($000's)	3,255	3,418	2,578	2,786	2,780

(1)

Noted measures during the three months ended December 31, 2017 include estimated non-cash, non-recurring charges to Hilltop Consolidated and Banking Segment results of $28.4 million and $25.7 million, respectively, primarily attributable to the revaluation of deferred tax assets as a result of the enactment of the Tax Legislation. Certain Tax Legislation amounts are considered reasonable estimates as of March 31, 2018 and could be adjusted during the measurement period, which will end in December 2018, as a result of further refinement of our calculations, changes in interpretations and assumptions made, guidance that may be issued and actions we may take as a result of Tax Legislation.

(2)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(3)	Noted measures during the 2017 periods presented reflect certain category reclassifications within the detailed calculations to conform with the current period presentation.
(4)

Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets.  Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for the 2018 period and 35% federal income tax rate for the 2017 periods. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. For the periods presented, the taxable equivalent adjustments to interest income for Hilltop Consolidated were $0.3 million, $0.6 million, $0.6 million, $0.5 million, and  $0.5 million, respectively, and for the Banking Segment were $0.2 million, $0.4 million, $0.4 million, $0.4 million, and $0.4  million, respectively.

(5)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(6)	Net revenue is defined as the sum of total broker-dealer net interest income plus total broker-dealer noninterest income
(7)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.
(8)	Noted measures during the 2017 periods presented reflect certain category reclassifications that affect variable compensation expense to conform with the current period presentation.

	March 31,	December 31,	September 30,	June 30,	March 31,
Capital Ratios	2018	2017	2017	2017	2017
Tier 1 capital (to average assets):
PlainsCapital	13.01%	12.32%	12.18%	12.11%	13.09%
Hilltop	13.26%	12.94%	12.87%	13.07%	13.98%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	15.39%	14.47%	14.44%	13.95%	15.50%
Hilltop	18.60%	17.71%	17.66%	17.53%	19.03%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	15.39%	14.47%	14.44%	13.95%	15.50%
Hilltop	19.11%	18.24%	18.20%	18.07%	19.62%
Total capital (to risk-weighted assets):
PlainsCapital	16.25%	15.29%	15.23%	14.72%	16.30%
Hilltop	19.63%	18.78%	18.71%	18.57%	20.12%

	March 31,	December 31,	September 30,	June 30,	March 31,
Non-Covered Non-Performing Loans Portfolio Data	2018	2017	2017	2017	2017

Non-covered loans accounted for on a non-accrual basis ($000's):
Commercial and industrial	20,768	20,878	21,434	13,818	13,490
Real estate	17,971	18,978	17,996	14,877	14,437
Construction and land development	595	611	626	632	661
Consumer	52	56	63	208	223
Broker-dealer	—	—	—	—	—
	39,386	40,523	40,119	29,535	28,811

Non-covered non-performing loans as a % of total non-covered loans	0.52%	0.51%	0.50%	0.36%	0.41%

Non-covered other real estate owned ($000's)	2,577	3,883	4,827	4,591	4,556

Other repossessed assets ($000's)	246	323	437	723	681

Non-covered non-performing assets ($000's)	42,209	44,729	45,383	34,849	34,048

Non-covered non-performing assets as a % of total assets	0.32%	0.33%	0.34%	0.26%	0.28%

Non-covered non-PCI loans past due 90 days or more and still accruing ($000's)	77,590	85,113	45,134	48,757	42,767

Troubled debt restructurings included in accruing non-covered loans ($000's)	1,123	1,150	1,163	1,170	1,180

	Three Months Ended March 31,
	2018			2017
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
Net Interest Margin (Taxable Equivalent) Details	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans, gross (1)	$7,603,001	$99,944	5.27%	$7,094,928	$89,991	5.08%
Investment securities - taxable	1,613,608	10,928	2.71%	1,088,010	6,576	2.43%
Investment securities - non-taxable (2)	258,732	2,030	3.14%	219,396	1,749	3.20%
Federal funds sold and securities purchased under agreements to resell	189,623	481	1.03%	117,661	79	0.27%
Interest-bearing deposits in other financial institutions	632,727	2,478	1.59%	675,083	1,274	0.77%
Securities borrowed	1,537,306	16,300	4.24%	1,487,079	8,053	2.17%
Other	70,854	1,452	8.27%	91,298	1,024	4.51%
Interest-earning assets, gross (2)	11,905,851	133,613	4.50%	10,773,455	108,746	4.04%
Allowance for loan losses	(65,202)			(55,630)
Interest-earning assets, net	11,840,649			10,717,825
Noninterest-earning assets	1,228,058			1,395,563
Total assets	$13,068,707			$12,113,388

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$5,494,657	$8,675	0.64%	$4,936,895	$4,690	0.39%
Securities loaned	1,365,081	13,739	4.08%	1,361,759	6,340	1.89%
Notes payable and other borrowings	1,195,993	7,526	2.54%	1,049,517	5,111	1.96%
Total interest-bearing liabilities	8,055,731	29,940	1.50%	7,348,171	16,141	0.89%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,419,725			2,234,789
Other liabilities	680,543			656,854
Total liabilities	11,155,999			10,239,814
Stockholders’ equity	1,911,160			1,870,441
Noncontrolling interest	1,548			3,133
Total liabilities and stockholders' equity	$13,068,707			$12,113,388

Net interest income (2)		$103,673			$92,605
Net interest spread (2)			2.99%			3.16%
Net interest margin (2)			3.53%			3.49%

(1)	Average balance includes non-accrual loans.
(2)

Presented on a taxable equivalent basis with annualized taxable equivalent adjustments based on a 21% federal income tax rate for the three months ended March 31, 2018 and a 35% federal income tax rate for the three months ended March 31, 2017. The adjustment to interest income was  $0.3  million and $0.5 million for the three months ended March 31, 2018 and 2017, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday,  April 27, 2018. Hilltop Co-CEOs Jeremy B. Ford and Alan B. White and other key management members will review first quarter 2018 financial results. Interested parties can access the conference call by dialing 1-877-508-9457 (domestic) or 1-412-317-0789 (international). The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. Through Hilltop Holdings’ other wholly owned subsidiary, National Lloyds Corporation, it provides property and casualty insurance through two insurance companies, National Lloyds Insurance Company and American Summit Insurance Company. At March 31, 2018, Hilltop employed approximately 5,400 people and operated approximately 475 locations in 45  states. Hilltop Holdings’  common stock is listed on the New York Stock Exchange under the symbol "HTH." Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com, Nationallloydsinsurance.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions, expected tax impacts, strategic acquisitions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include, among others:  (i) the possibility that any of the anticipated benefits of the proposed transaction with BORO will not be realized or will not be realized within the expected time period or that the transaction may be more expensive to complete than anticipated; (ii) the failure of the proposed transaction with BORO to close on the expected timeline or at all; and (iii) the ability to obtain regulatory approvals and meet other closing conditions to the acquisition of BORO, including approval by BORO shareholders on the expected terms and schedule.  For a discussion of certain other factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.